Exhibit 99.1

Lennox Reports Record Revenue and EPS for Full Year 2022

Highlights

(All comparisons are year-over-year, unless otherwise noted)

•	Fourth quarter 2022 revenue up 13% to record $1.1 billion, GAAP EPS up 17% to $2.65, adjusted EPS up 12% to $2.63

•	Full year 2022 revenue up 13% to record $4.7 billion, GAAP EPS up 12% to record $13.88, and adjusted EPS up 12% to record $14.07

•	Reiterating 2023 outlook with core revenue flat to up 4% and EPS of $14.25-$15.25

DALLAS, January 31, 2023 – Lennox (NYSE: LII), a leader in energy-efficient climate-control solutions, today reported fourth quarter record revenue of $1.09 billion in the quarter, up 13%. GAAP operating income was $132 million, up 35%. GAAP earnings per share from continuing operations was $2.65, up 17%.

Total segment profit rose 30% to $132 million. Total segment margin was 12.1%, up 150 basis points. Adjusted earnings per share from continuing operations rose 12% to $2.63.

“Lennox once again delivered record revenue and profits fueled by growth across all three segments and solid execution on Commercial business profit recovery. Our Q4 margins expanded as pricing gains continued to outpace inflation” said CEO Alok Maskara. “We exit the year with positive margin momentum which positions us well for another record profit year in 2023.”

In Residential, revenue and profit set new fourth quarter highs as revenue was up 13% and segment profit rose 8%. Segment margin was 16.9%, down 90 basis points, as pricing gains were partially offset by higher material costs and inefficiencies related to the regulatory SEER transition.

In Commercial, revenue was up 19% due to improved factory output and pricing gains. Segment profit rose 79%, and segment margin expanded 390 basis points to 11.6%.

In Refrigeration, revenue was up 5% as reported and up 10% at constant currency, led by growth in North America. Segment profit rose 42%, and segment margin expanded 330 basis points to 12.5%.

FOURTH QUARTER 2022 FINANCIAL HIGHLIGHTS

Revenue: Revenue was a fourth quarter record $1.09 billion, up 13% driven by volume and 9% price. Foreign exchange had a negative 1% impact on revenue.

Gross Profit: Gross profit was $285 million, up 12%. Gross margin was 26.1%, down 20 basis points, due primarily to higher material and factory costs which were primarily offset with price gains.

Net Income: On a GAAP basis, net income from continuing operations for the fourth quarter was $94.4 million, or $2.65 per share, compared to $83.5 million, or $2.27 per share, in the prior year quarter.

Adjusted income from continuing operations in the fourth quarter was $93.6 million, or $2.63 per share, compared to $86.7 million, or $2.35 per share, in the prior year quarter.

Cash from Operations, Free Cash Flow and Total Debt: Net cash from operations in the fourth quarter was $132 million compared to $119 million in the prior-year quarter. Capital expenditures were approximately $34 million in the fourth quarter compared to $38 million in the prior year quarter. Free cash flow was $98 million compared to $81 million in the fourth quarter a year ago. Total debt at the end of the fourth quarter was $1.52 billion. Total cash, cash equivalents and short-term investments were $61 million at the end of the quarter.

Residential: Revenue in the Residential Heating & Cooling business segment was a fourth quarter record $703 million, up 13%. Segment profit was a fourth quarter record $119 million, up 8%. Segment margin was 16.9%, down 90 basis points with pricing and volume gains more than offset by unfavorable mix, material, and SG&A cost inflation.

Commercial: Revenue in the Commercial Heating & Cooling business segment was $241 million, up 19%. Segment profit was $28 million, up 79%. Segment margin expanded 390 basis points to 11.6% primarily driven by higher manufacturing output and price.

Refrigeration: Revenue in the Refrigeration business segment was $150 million, up 5%. Foreign exchange had a negative 5% impact on revenue growth. Segment profit rose 42% to $19 million. Segment margin expanded 330 basis points to 12.5% primarily driven by price.

FULL YEAR 2022 FINANCIAL HIGHLIGHTS

Revenue: Revenue for the year was a record $4.72 billion, up 13%. Foreign exchange had a negative 1% impact on revenue.

Gross Profit: Gross profit was $1.28 billion, up 8%. Gross margin was 27.2%, down 110 basis points, primarily impacted by residential mix and inefficiencies related to global supply chain disruptions.

Net Income: On a GAAP basis, net income from continuing operations for the year was $497 million, or $13.88 per share, compared to $464 million, or $12.39 per share, in the prior year.

Adjusted net income from continuing operations in 2022 was $504 million, or $14.07 per share, compared to $471 million, or $12.60 per share, in the prior year.

Cash from Operations and Free Cash Flow: Net cash from operations in 2022 was $302 million compared to $516 million in the prior year as the company replenished finished goods inventory ahead of the minimum-efficiency regulatory changes and in raw material to increase supply chain resiliency. Capital expenditures were approximately $101 million in 2022 compared to $107 million in the prior year. Free cash flow was $203 million compared to $410 million a year ago.

Residential: Revenue in the Residential Heating & Cooling business segment was a record $3.20 billion, up 15%. Segment profit was a record $597 million, up 10%. Segment margin was 18.7%, down 80 basis points, impacted by lower mix as manufacturing output of higher-end products remained constrained and supply chain challenges drove manufacturing inefficiencies.

Commercial: Revenue in the Commercial Heating & Cooling business segment was $901 million, up 4%. Segment profit was $81 million, down 27%. Segment margin contracted 380 basis points to 9.0% primarily driven by factory inefficiencies and lower sales volume.

Refrigeration: Revenue in the Refrigeration business segment was $619 million, up 12%. Foreign exchange had a negative 5% impact to revenue growth. Segment profit rose 60% to $79 million. Segment margin expanded 380 basis points to 12.7% primarily driven by price.

As previously announced, beginning in 2023 North American Refrigeration operations will be reported in the Commercial Segment and European operations will be classified as non-core and included in the Corporate and Other Segment until disposition.

FULL-YEAR 2023 GUIDANCE

For the full year of 2023, the company expects:

•	Reiterating Core revenue growth of flat to up 4%, excluding the impact of the planned divestiture of the European operations

•	Reiterating GAAP and adjusted EPS of $14.25-$15.25

•	Reiterating Corporate expenses of approximately $80 million

•	Reiterating Interest expense of $55-$60 million

•	Reiterating an Effective tax rate of 19-21% on an adjusted basis

•	Capital expenditures of approximately $250 million, including investments in the new Commercial manufacturing facility and investments for the upcoming 2025 refrigerant regulatory transition

•	Reiterating Cash from operations of $500-$600 million and free cash flow of $250-$350 million

•	A weighted average diluted share count of 35-36 million shares

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s fourth-quarter results and 2023 outlook will be held this morning at 8:30 a.m. Central Time. To participate in the earnings conference, please call 800-343-4136 (U.S.) or +1 203-518-9843 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ422. The conference call also will be webcast live on the company’s web site at www.lennoxinternational.com. A replay of the conference call will be available until February 14, 2023, by calling toll-free 800-343-4136 (U.S.) or +1 203-518-9843 (international). The call also will be archived on the company’s web site.

ABOUT LENNOX

Lennox (NYSE: LII) is a leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our cooling, heating, indoor air quality, and refrigeration systems. Additional information on Lennox is available at www.lennoxinternational.com or by contacting investor@lennoxintl.com.

FORWARD-LOOKING STATEMENTS

The statements in this news release that are not historical statements, including statements regarding the 2023 full-year outlook and expected consolidated and segment financial results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include, but are not limited to: the impact of higher material prices, availability and timely delivery of raw materials and other components, the impact of new or increased trade tariffs, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes, the impact of unfavorable weather, a decline in new construction activity and related demand for products and services, and any resurgence of the Covid-19 pandemic and its economic impact on the company and its employees and customers. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Net sales	$1,093.8	$964.8	$4,718.4	$4,194.1
Cost of goods sold	808.6	711.2	3,433.7	3,005.7

Gross profit	285.2	253.6	1,284.7	1,188.4
Operating Expenses:
Selling, general and administrative expenses	155.0	151.5	627.2	598.9
(Gains) losses and other expenses, net	(0.6)	4.5	4.9	9.2
Restructuring charges	0.3	0.2	1.5	1.8
Income from equity method investments	(1.3)	(0.2)	(5.1)	(11.8)

Operating income	131.8	97.6	656.2	590.3
Pension settlements	(0.4)	0.1	(0.2)	1.2
Interest expense, net	12.7	6.2	38.7	25.0
Other expense (income), net	—	1.1	1.9	4.0

Income from continuing operations before income taxes	119.5	90.2	615.8	560.1
Provision for income taxes	25.1	6.7	118.7	96.1

Income from continuing operations	94.4	83.5	497.1	464.0
Discontinued Operations:
Income from discontinued operations before income taxes	—	0.2	—	—
Income tax expense	—	0.1	—	—

Income from discontinued operations	—	0.1	—	—

Net income	$94.4	$83.6	$497.1	$464.0

Earnings per share – Basic:
Income from continuing operations	$2.66	$2.28	$13.92	$12.47
Loss from discontinued operations	—	—	—	—

Net income	$2.66	$2.28	$13.92	$12.47

Earnings per share – Diluted:
Income from continuing operations	$2.65	$2.27	$13.88	$12.39
Loss from discontinued operations	—	—	—	—

Net income	$2.65	$2.27	$13.88	$12.39

Weighted Average Number of Shares Outstanding - Basic	35.4	36.6	35.7	37.2
Weighted Average Number of Shares Outstanding - Diluted	35.6	36.8	35.8	37.5

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

(Amounts in millions)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Net Sales
Residential Heating & Cooling	$703.4	$620.3	$3,198.3	$2,775.6
Commercial Heating & Cooling	240.5	201.4	900.7	864.8
Refrigeration	149.9	143.1	619.4	553.7

	$1,093.8	$964.8	$4,718.4	$4,194.1

Segment Profit (Loss) (1)
Residential Heating & Cooling	$119.2	$110.3	$596.9	$540.3
Commercial Heating & Cooling	27.9	15.6	80.9	110.9
Refrigeration	18.8	13.2	78.8	49.1
Corporate and other	(33.7)	(37.2)	(90.8)	(96.4)

Total segment profit	132.2	101.9	665.8	603.9
Reconciliation to Operating Income:
Special product quality adjustments	—	(1.4)	—	(2.5)
Items in (Gains) losses and other expenses, net which are excluded from segment profit (loss) (1)	0.1	$5.5	8.1	14.3
Restructuring charges	0.3	0.2	1.5	1.8

Operating income	$131.8	$97.6	$656.2	$590.3

(1)	We define segment profit (loss) as a segment’s operating income included in the accompanying Consolidated Statements of Operations, excluding:

•	The following items in (Gains) losses and other expenses, net:

•	Net change in unrealized (gains) losses on unsettled futures contracts,

•	Environmental liabilities and special litigation charges,

•	Charges incurred related to COVID-19 pandemic; and

•	Other items, net,

•	Special product quality adjustments; and

•	Restructuring charges.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(Amounts in millions, except shares and par values)	As of December 31, 2022	As of December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$52.6	$31.0
Short-term investments	8.5	5.5
Accounts and notes receivable, net of allowances of $15.5 and $10.7 in 2022 and 2021, respectively	608.5	508.3
Inventories, net	753.0	510.9
Other assets	73.9	119.7

Total current assets	1,496.5	1,175.4
Property, plant and equipment, net of accumulated depreciation of $920.8 and $888.8 in 2022 and 2021, respectively	548.9	515.1
Right-of-use assets from operating leases	219.9	196.1
Goodwill	186.3	186.6
Deferred income taxes	27.5	11.3
Other assets, net	88.5	87.4

Total assets	$2,567.6	$2,171.9

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Current maturities of long-term debt	$710.6	$11.3
Current operating lease liabilities	63.3	54.8
Accounts payable	427.3	402.1
Accrued expenses	376.9	358.9
Income taxes payable	17.6	—

Total current liabilities	1,595.7	827.1
Long-term debt	814.2	1,226.5
Long-term operating lease liabilities	161.8	145.0
Pensions	40.1	83.3
Other liabilities	158.9	159.0

Total liabilities	2,770.7	2,440.9
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,155.2	1,133.7
Retained earnings	3,070.6	2,719.3
Accumulated other comprehensive loss	(90.6)	(88.1)
Treasury stock, at cost, 51,700,260 shares and 50,536,125 shares for 2022 and 2021, respectively	(4,339.2)	(4,034.8)

Total stockholders’ deficit	(203.1)	(269.0)

Total liabilities and stockholders’ deficit	$2,567.6	$2,171.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$497.1	$464.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(5.1)	(11.8)
Dividends from affiliates	1.7	9.1
Restructuring charges, net of cash paid	1.0	1.1
Provision for credit losses	6.9	4.9
Unrealized losses (gains), net on derivative contracts	1.7	(0.6)
Stock-based compensation expense	21.8	24.3
Depreciation and amortization	77.9	72.4
Deferred income taxes	(15.2)	(5.4)
Pension expense	6.0	11.3
Pension contributions	(22.5)	(1.5)
Other items, net	(1.1)	0.3
Changes in assets and liabilities:
Accounts and notes receivable	(112.4)	(68.8)
Inventories	(249.3)	(71.0)
Other current assets	(7.3)	(19.2)
Accounts payable	28.2	55.2
Accrued expenses	13.7	64.2
Income taxes payable and receivable, net	56.4	(26.5)
Leases, net	1.7	0.2
Other, net	1.1	13.3

Net cash provided by operating activities	302.3	515.5
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	1.6	0.9
Purchases of property, plant and equipment	(101.1)	(106.8)
Purchases of short-term investments, net	(3.5)	(0.5)

Net cash used in investing activities	(103.0)	(106.4)
Cash flows from financing activities:
Asset securitization borrowings	407.0	627.0
Asset securitization payments	(307.0)	(377.0)
Long-term debt payments	(12.9)	(12.3)
Borrowings from credit facility	2,537.5	1,162.5
Payments on credit facility	(2,352.0)	(1,156.0)
Payments of deferred financing costs	—	2.4
Proceeds from employee stock purchases	3.6	3.3
Repurchases of common stock	(300.0)	(600.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(8.3)	(22.1)
Cash dividends paid	(142.0)	(126.5)

Net cash used in financing activities	(174.1)	(498.7)

Increase (decrease) in cash and cash equivalents	25.2	(89.6)
Effect of exchange rates on cash and cash equivalents	(3.6)	(3.3)
Cash and cash equivalents, beginning of period	31.0	123.9

Cash and cash equivalents, end of period	$52.6	$31.0

Supplemental disclosures of cash flow information:
Interest paid	$35.4	$23.8

Income taxes paid (net of refunds)	$77.2	$128.5

Insurance recoveries received	$—	$6.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis if different than the reported measures. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended December 31, (Unaudited)
	2022			2021
	Pre-Tax	Tax Impact (d)	After Tax	Pre-Tax	Tax Impact (d)	After Tax
Income from continuing operations, a GAAP measure	$119.5	$(25.1)	$94.4	$90.2	$(6.7)	$83.5
Restructuring charges	0.3	(0.1)	0.2	0.2	—	0.2
Pension settlements	(0.4)	0.1	(0.3)	0.1	(0.1)	—
Special product quality adjustments (a)	—	—	—	(1.4)	0.4	(1.0)
Items in (Gains) losses and other expenses, net which are excluded from segment profit (loss) (b)	0.1	(0.1)	—	5.5	(2.2)	3.3
Excess tax (benefit) expense from share-based compensation (c)	—	(0.9)	(0.9)	—	0.7	0.7
Other tax items, net (c)	—	0.2	0.2	—	—	—

Adjusted income from continuing operations, a non-GAAP measure	$119.5	$(25.9)	$93.6	$94.6	$(7.9)	$86.7

Earnings per share - diluted, a GAAP measure			$2.65			$2.27
Restructuring charges			0.01			—
Pension settlements			(0.01)			—
Special product quality adjustments (a)			—			(0.03)
Items in (Gains) losses and other expenses, net which are excluded from segment profit (loss) (b)			—			0.09
Excess tax (benefit) expense from share-based compensation (c)			(0.03)			0.02
Other tax items, net (c)			0.01			—

Adjusted earnings per share - diluted, a non-GAAP measure			$2.63			$2.35

(a)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(b)	Recorded in (Gains) losses and other expenses, net in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.

	For the Years Ended December 31, (Unaudited)
	2022			2021
	Pre-Tax	Tax Impact (d)	After Tax	Pre-Tax	Tax Impact (d)	After Tax
Income from continuing operations, a GAAP measure	$615.8	$(118.7)	$497.1	$560.1	$(96.1)	$464.0
Restructuring charges	1.5	(0.3)	1.2	1.8	(0.4)	1.4
Pension settlements	(0.2)	0.1	(0.1)	1.2	(0.3)	0.9
Special product quality adjustments (a)	—	—	—	(2.5)	0.7	(1.8)
Items in (Gains) losses and other expenses, net which are excluded from segment profit (loss) (b)	8.1	(1.5)	6.6	14.3	(3.8)	10.5
Excess tax benefit from share-based compensation (c)	—	(0.6)	(0.6)	—	(5.7)	(5.7)
Other tax items, net (c)	—	(0.5)	(0.5)	—	2.1	2.1

Adjusted income from continuing operations, a non-GAAP measure	$625.2	$(121.5)	$503.7	$574.9	$(103.5)	$471.4

Earnings per share from continuing operations - diluted, a GAAP measure			$13.88			$12.39
Restructuring charges			0.03			0.04
Pension settlements			—			0.02
Special product quality adjustments (a)			—			(0.05)
Items in (Gains) losses and other expenses, net which are excluded from segment profit (loss) (b)			0.19			0.29
Excess tax benefit from share-based compensation (c)			(0.02)			(0.15)
Other tax items, net (c)			(0.01)			0.06

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure			$14.07			$12.60

(a)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(b)	Recorded in (Gains) losses and other expenses, net in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Components of (Gains) losses and other expenses, net (pre-tax):
Realized losses (gains) on settled future contracts (a)	$0.2	$(0.3)	$0.1	$(1.2)
Foreign currency exchange gains (a)	(0.8)	(0.6)	(1.3)	(2.2)
Loss (gain) on disposal of fixed assets (a)	0.4	0.4	(1.0)	(0.2)
Other operating income (a)	(0.5)	(0.5)	(1.0)	(1.5)
Net change in unrealized (gains) losses on unsettled futures contracts (b)	(0.7)	—	0.4	—
Environmental liabilities and special litigation charges (b)	1.3	2.5	7.5	9.6
Charges incurred related to COVID-19 pandemic (b)	0.1	0.3	0.8	2.2
Other items, net (b)	(0.6)	2.7	(0.6)	2.5

(Gains) losses and other expenses, net (pre-tax)	$(0.6)	$4.5	$4.9	$9.2

(a)	Included in both segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from both segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Average Shares Outstanding - Diluted, a GAAP measure, to Adjusted Average Shares Outstanding - Diluted, a Non-GAAP measure (shares in millions):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Average shares outstanding - diluted, a GAAP measure	35.6	36.8	35.8	37.5
Impact on diluted shares from excess tax benefits from share-based compensation	—	—	—	(0.1)

Adjusted average shares outstanding - diluted, a Non-GAAP measure	35.6	36.8	35.8	37.4

Reconciliation of Net Cash Provided By Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$132.2	$119.2	$302.3	$515.5
Purchases of property, plant and equipment	(34.1)	(38.3)	(101.1)	(106.8)
Proceeds from the disposal of property, plant and equipment	0.4	0.2	1.6	0.9

Free cash flow, a Non-GAAP measure	$98.5	$81.1	$202.8	$409.6

Calculation of Debt to EBITDA Ratio (dollars in millions):	Trailing Twelve Months to December 31, 2022
Adjusted EBIT (a)	$665.8
Depreciation and amortization expense (b)	75.7

EBITDA (a + b)	$741.5

Total debt at December 31, 2022 (c)	$1,524.8

Total Debt to EBITDA ratio ((c / (a + b))	2.1

Reconciliation of Income from Continuing Operations Before Income Taxes, a GAAP measure to Adjusted EBIT, a Non-GAAP measure

Trailing Twelve Months to December 31, 2022
Income from continuing operations before income taxes, a GAAP measure	615.8
Items in Losses (gains) and other expenses, net which are excluded from segment profit	8.1
Restructuring charges	1.5
Interest expense, net	38.7
Pension settlements	(0.2)
Other expense (income), net	1.9

Adjusted EBIT per above, a Non-GAAP measure	665.8